INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement Nos. 333-35847, 333-70003, 333-28497, 333-29701, 033-52205, 033-52609, 333-58873,
and 333-03377 on Form S-3, in Post Effective Amendment No. 1 to Registration Statement No. 002-62919 on Form S-3, and in Registration Statement Nos. 033-09501, 033-21556, 033-60659, 033-60681, and 033-57107 on Form S-8, of
First Security Corporation of our report dated February 24, 1999, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998.


/s/
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 24, 1999